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                                                                     EXHIBIT 5.1

                [HUGHES & LUCE, L.L.P. LETTERHEAD APPEARS HERE]

                               February 28, 2000

ZixIt Corporation
One Galleria Tower
13355 Noel Road
Suite 1555
Dallas, Texas  75240-6604

Ladies and Gentlemen:

     We have acted as special counsel to ZixIt Corporation, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 4,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable upon exercise of options ("Options") granted under the AMTC Corporation Stock Option Agreement, dated April 29, 1998, as amended on February 18, 2000, between the Company and David
P. Cook (the "Stock Option Agreement") referenced in the Registration Statement of the Company on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission.

     In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

     Based on the foregoing, we are of the opinion that such shares of Common Stock issuable upon exercise of Options granted under the Stock Option Agreement have been duly authorized and, if and when issued and paid for in full in accordance with the terms of the Options, will be validly issued, fully paid and nonassessable.

     This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of such shares of Common Stock under Item 5 of Part II of the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,

                                             /s/ Hughes & Luce, L.L.P.

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